Exhibit 10.17

THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$8,150	January 15, 2013

FOR VALUE RECEIVED, and intending to be legally bound hereby, Bleach Group, Inc.., a Delaware corporation with a place of business at 347 Fifth Avenue, Suite 1402, New York, NY 10016 (“Maker”), unconditionally promises to pay to the order of the Max Georgatos (“Holder”), the principal amount of up EIGHT THOUSAND ONE HUNDRED FIFTY DOLLARS AND ZERO CENTS ($8,150.00) (the “Principal Amount”), with interest in arrears from the date hereof on the unpaid principal balance hereunder at the lowest applicable federal rate of interest and any unpaid costs and expenses payable hereunder (including all renewals, extensions, or modifications hereof, this “Note”) for services rendered in the $3.6 million bridge financing by Breakwater Structured Growth Opportunities Fund L.P. for Maker that closed on the date of this Note, unless the Principal Amount and all interest accrued thereon and all other amounts owed hereunder are converted, as provided in Section 6 hereof.

1.                                      PAYMENT.

1.1          All amounts due hereunder shall, unless earlier accelerated or converted in accordance with Section 6 hereof, be due and payable on January 15, 2014 (the “Maturity Date”).

1.2          All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as Holder shall hereafter give to Maker by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

2.                                      PREPAYMENT. This Note may be prepaid in full at any time or in part from time to time, together with accrued and unpaid interest, to the date of such prepayment, without premium or penalty.

3.                                      ATTORNEYS’ FEES AND OTHER COSTS. Maker shall pay all of Holder’s reasonable expenses incurred to enforce or collect any of the obligations, including, without limitation in any such case, reasonable attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration or administrative proceeding, or in any appellate or bankruptcy proceeding.

4.                                      NO USURY. Holder and Maker intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under this Note, then it is Maker’s and Holder’s express intention that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by Holder to Maker), and the provisions hereof shall be immediately reformed and the amounts thereafter collectible under this Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note. Any such crediting or refund shall not cure or waive any default by Maker under this Note.

5.                                      DEFAULT. Maker shall be in default under this Note upon the occurrence of any of the following events (each, an “Event of Default”):

5.1          Failure to make any payment required under this Note within five (5) days of the indicated date or on the due date thereof, as the case may be; or

5.2          Any default or event of default occurs under any document, instrument or agreement between Maker and Holder or any affiliate, successor or assigns of any such party; or

5.3          Maker (i) applies for or consents to the appointment of a receiver, trustee or liquidator, (ii) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment or arrangement for the benefit of creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (iv) performs any other act of bankruptcy, or (v) files an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization or insolvency proceeding; or

5.4          Entry of an order, judgment or decree by any court of competent jurisdiction adjudicating Maker a judgment debtor or declaring Maker insolvent or approving a receiver, trustee or liquidator of Maker or of all or a substantial part of its assets, or otherwise commences with respect to Maker or any of her assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of thirty (30) consecutive days after the expiration of any stay thereof.

6.                                      CONVERSION.

6.1    Optional Conversion. Until the Maturity Date and upon the request of Holder, this Note may be converted, in whole or in part, into 0.00163% of the fully diluted shares of Maker’s common stock outstanding on the date of conversion (the “Conversion Price”).

6.2          Issuance of Conversion Stock.  Within two (2) business days after conversion of this Note in whole or in part, Maker at its expense will cause to be issued in the name of and delivered to Holder, a certificate or certificates for its shares of common stock to which older shall be entitled upon such conversion (“Conversion Stock”) (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of Maker, by Maker’s Certificate of Incorporation, or by any agreement between Maker and Holder), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note.  If upon any conversion of this Note (and all other Convertible Notes held by the same Holder, after aggregating all such conversions), a fraction of a share of Maker’s common stock would otherwise result, then in lieu of such fractional share of common stock Maker will pay the cash value of that fractional share, calculated on the basis of the Conversion Price.

7.                                      ADJUSTMENT PROVISIONS.  The number and character of Conversion Stock (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) and the Conversion Price therefor are subject to adjustment upon occurrence of the following events between the date this Note is issued and the date it is converted:

7.1          Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  If the conversion is made under Section 6.1 above, the Conversion Price of this Note and the number of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities at the time issuable upon conversion of this Note) shall each be proportionally adjusted on a full-ratchet basis to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Conversion Stock (or such other stock or securities).

7.2          Adjustment for Other Dividends and Distributions.  In case Maker shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to Maker’s shares of common stock (“Common Stock”) that is payable in (a) securities of Maker (other than issuances with respect to which adjustment is made under Section 7), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, Holder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock issuable upon such exercise prior to such date, the securities or such other assets of Maker to which Holder would have been entitled upon such date if Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

7.3          Adjustment for Reorganization, Consolidation, Merger.  In case of any reorganization of Maker (or of any other entity the securities of which are at the time receivable on the conversion of this Note), after the date this Note, or in case, after such date, Maker (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation and then distribute the proceeds to its stock holders, then, and in each such case, Holder, upon the conversion of this Note (as provided in Section 6) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Conversion Stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than Maker) shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s obligations under this Note; and in each such case, the terms of this Note shall be applicable to the Common Stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

7.4          Adjustment for Dilutive Issuances.  If Maker, at any time after the date of this Note, shall issue any shares of Common Stock or securities of Maker convertible into shares of Common Stock at a price per share of Common Stock less than the Conversion Price in effect immediately prior to such issuance, in any case other than an Excluded Issuance (as hereinafter defined) (a “Dilutive Issuance”), then, and in each such case, the Conversion Price shall be reduced to the effective per share price of the Common Stock in connection with such additional issuance of securities.

7.5          The following shall be deemed “Excluded Issuances” for the purpose of this Section 7:

a.     Maker’s granting of stock options, and/or issuance of Common Stock upon exercise thereof, to directors, officers, employees or consultants of Maker  pursuant to a future stock option plan; or

b.     The issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (and the shares of Common Stock issuable upon the conversion, exercise or exchange thereof) in connection with any future acquisition, merger or other business combination, purchase of assets or of all or a portion of a business or other strategic relationship entered, by Maker or any of its subsidiaries.

8                                         PIGGYBACK REGISTRATION. If (but without any obligation to do so) Maker elects to register (including for this purpose a registration effected by Maker for shareholders) any of its stock or other securities under the Securities Act in connection with a public offering of such securities solely for cash other than (a) a registration on Form S-8 (or other similar successor form) relating solely to the sale of securities to participants in a Maker stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or other similar successor form); or (b) a registration on Form S-4 (or other similar successor form), Maker shall, at least thirty (30) days prior to finalizing a registration statement, promptly give Holder written notice of such registration.  Upon the written request of Holder given within twenty (20) days after mailing of such notice by Maker in accordance with Section 20, Maker shall cause to be registered under the Securities Act all of the Conversion Stock not otherwise freely tradable under Rule 144 of the Securities Act that Holder thereof has requested to be registered.  In the event that the underwriters advise Maker that marketing factors require a limitation of the number of shares to be underwritten, Maker shall use its best commercial efforts to include as many shares of Conversion Stock as is reasonable in the opinion of the underwriter.  Maker shall have no obligation under this Section 8 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to Holder for its failure to do so

9.                                      REMEDIES. Upon the occurrence of an Event of Default, Holder may at any time thereafter, take any one or more of the following actions:

9.1          Acceleration. Upon the happening of any Event of Default, or on the Maturity Date, the entire amount of fees, principal, and any other sums due under this Note (collectively, the “Obligations”) shall become due and payable immediately, and the rate of interest on the unpaid principal balance of the Note shall be at the rate of eighteen percent (18%) per annum (the “Default Rate”). Maker acknowledges that in case of default, Maker will cooperate fully with Holder to retire the Obligation through financing schemes that may include but not be limited to PIPEs, 3a9 debt consolidation and equity line. Cooperation will include but not be limited to providing common stock from the Maker’s Treasury or from the Maker’s management to fund the retirement of the Obligation. All remedies of Holder provided for herein are cumulative and shall be in addition to all other rights or remedies available at law or equity.

9.2          Holder does not give up its rights upon an Event of Default as a result of any delay in declaring or failing to declare a default or an Event of Default.

9.3          File a lawsuit to enforce the Obligations due under this Note.

10.                               WAIVERS AND AMENDMENTS.

10.1        Holder is not required to do any of the following before enforcing its rights under this Note: (i) demand payment of amounts due; (ii) give notice that amounts due have not been paid; or (iii) obtain an official certificate of non-payment.

10.2        No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by an authorized representative of Holder. No waiver by Holder of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of Holder in exercising any right, power or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.3        Maker waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, Maker agrees that Holder may extend, modify or renew this Note or make a novation of the indebtedness evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to Maker or any person liable under this Note, all without notice to or consent of Maker or any person liable under this Note and without affecting the liability of Maker or any person who may be liable under this Note.

11.                               NOTICES.

11.1        Any report, demand, notice or other communication required or permitted to be given hereunder (other than service of process) shall be in writing, and shall be delivered personally, shall be delivered by a recognized overnight national carrier service (such as Federal Express) for next business day delivery, or shall be sent by certified or registered mail, return receipt requested, first-class postage prepaid to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

To Holder:	Max Georgatos
198 North Vivyen Street
Bergenfield, NJ 07621

To Maker:	Bleach Group, Inc.
Attn: Mark Byers
President
347 Fifth Avenue
Suite 1402
New York, NY 10016

11.2        Any notice delivered to a party’s designated address by (a) personal delivery, (b) recognized overnight national courier service, or (c) registered or certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party’s designated address. Confirmation by the courier delivering any notice given pursuant to this Section shall be conclusive evidence of receipt of such notice. Each party hereby agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by any other party and that any notice rejected or refused by it shall be deemed for all purposes of this Note to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice given by an attorney on behalf of a party or a party shall be effective for all purposes.

12.                               GOVERNING LAW. This Note shall be governed, interpreted, and enforceable in accordance with the laws of the State of New York without regard to conflicts of law principles.

The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

13.                               ACTIONS INVOLVING THIS NOTE. If this Note is referred to any attorney for collection, the Maker agrees to pay all costs of collection, including court costs and reasonable attorneys’ fees. THE MAKER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREUNDER.

14.                               JURISDICTION. The Maker hereby unconditionally and irrevocably agrees:

14.1        To be subject to the jurisdiction of the courts of the State of New York and any federal courts sitting in New York in connection with any action, suit or proceeding under or relating to, or to enforce any of the provisions of, this Note; and

14.2        To waive, to the extent permitted by law, any right to obtain a change in venue from any such court in any such action, suit or proceeding.

14.3        Service of process may be made by registered or certified mail, postage prepaid, to Maker’s address set forth above, however, nothing in the paragraph shall affect Holder’s right to serve the process in any manner permitted by law, or limit Holder’s right to bring proceedings against Maker in the Courts of any other jurisdiction.

14.4        The provisions of this Section shall not limit or otherwise affect the right of Holder to institute and conduct an action in any other appropriate manner, jurisdiction or court.

15.                               MATERIAL ASPECTS OF THIS NOTE.

15.1        MAKER ACKNOWLEDGES AND AGREES THAT SECTIONS 10 (“WAIVERS AND AMENDMENTS”), 13 (“ACTIONS INVOLVING THIS NOTE”) AND 14 (“JURISDICTION”) ABOVE ARE SPECIFIC AND MATERIAL ASPECTS OF THIS NOTE AND THAT HOLDER WOULD NOT EXTEND CREDIT TO MAKER IF THE WAIVERS SET FORTH IN SECTIONS 7, 10 AND 11 WERE NOT A PART OF THIS NOTE.

16.                               MISCELLANEOUS.

16.1        Assignment. This Note shall inure to the benefit of and be binding upon Maker and Holder and their respective heirs, legal representatives, successors and assigns. Holder’s interest in and rights under this Note are freely assignable, in whole or in part, by Holder. Maker shall not assign its rights and interest hereunder without the prior written consent of Holder, and any attempt by any Maker to assign without Holder’s prior written consent is null and void. Any assignment shall not release Maker from the Obligations.

16.2        Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

16.3        Plural; Captions. All references in this Note to Maker, Holder, person, document or other nouns of reference mean both the singular and the plural form, as the case may be. The subheadings contained in this Note are inserted for convenience only and shall not affect the meaning or interpretation of the Note.

16.4        Note Binding On Maker And Its Successors. All Obligations under this Note are the unconditional obligations of Maker and all who succeed to its rights and interests. Maker, by execution of, and Holder, by acceptance of, this Note agree that each party is bound to all terms and provisions of this Note.

16.5        Entirety. This Note embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

16.6        Business Purpose. Maker represents that the amount evidenced by this Note is being obtained for business purposes.

16.7        Rights Cumulative. The rights and remedies of Holder under this Note and the Agreement shall be cumulative and concurrent and at the sole discretion of Holder may be pursued singly, successively, or together and exercised as often as Holder shall desire. Time is of the essence under this Note. The failure of Holder to exercise any such right or remedy shall in no event be construed as a waiver of release thereof.

16.8        If any payment hereunder shall be specified to be made on a Saturday, Sunday or other day on which New Jersey banks are not authorized to be open for business, it shall be considered timely if made on the next succeeding day which is a business day, and no additional interest shall accrue for such delay.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed and delivered to Holder this Note, as of the day and year written below.

MAKER:
BLEACH GROUP, INC.

By:	/s/ Mark Byers
Name:	Mark Byers
Title:	President

HOLDER:

/s/ Max Georgatos
Max Georgatos